Exhibit 99.1

News Release
CORPORATION
7140 Office Circle
P.O. Box 15600
Evansville, IN 47716

Investor Contact:	Todd Taylor
Phone:	(812) 962-5105

Media Contact:	Eva Schmitz
Phone:	(812) 962-5011

FOR IMMEDIATE RELEASE

Accuride Announces Debt Restructuring Agreement

•      U.S. entities file voluntary Chapter 11 petition under U.S. Bankruptcy Code with prearranged agreement with bondholders and senior lenders

•      All operations continue to operate “business as usual”

•      Secures $50 million in DIP financing

•      Unsecured trade creditors expected to be paid in full

EVANSVILLE, Ind. – October 8, 2009 – Accuride Corporation (OTCBB: AURD) today announced that it has agreed to a balance sheet restructuring with the ad hoc committee of holders of its 8½ percent senior subordinated notes (Notes) and the steering committee of senior lenders under its credit agreement.  In the proposed debt restructuring transaction:

•      Accuride will amend its existing credit agreement to modify certain financial covenants and extend its maturity through June 30, 2013.

•      The Notes will be cancelled and noteholders will receive 98 percent of the common stock of the reorganized Accuride, subject to dilution, including dilution for stock issued upon conversion of the new notes and warrants described below.

•      The reorganized Accuride will complete a $140 million rights offering of new senior unsecured convertible notes to current noteholders.  The rights offering is fully backstopped by certain current Noteholders.  The new notes will be convertible into 60 percent of the common stock of the reorganized Accuride.  A portion of the proceeds from the rights offering will be used to repay the “last-out” term loan currently held by an affiliate of Sun Capital Partners, with the remainder to provide on-going liquidity for Accuride’s business.

•      Unsecured trade creditors will be unimpaired and their claims will be paid in full.

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•      Current stockholders will receive 2 percent of the common stock of the reorganized Accuride and two-year warrants exercisable for 15 percent of the common stock of the reorganized Accuride, subject to dilution, including dilution for stock issued upon conversion of the new notes.  The warrants provide the opportunity for an additional recovery to the prepetition equity holders in the event that the Company reaches certain equity value targets during the two years following the warrants’ issue.

To complete the proposed restructuring, Accuride’s U.S. entities filed a voluntary petition for protection under Chapter 11 of the U.S. Bankruptcy Code and are seeking approval for the proposed plan of reorganization.  Accuride’s Canadian and Mexican subsidiaries are not included in the bankruptcy filing.  All operations will continue to operate “business as usual.”  With the prearranged agreement Accuride is hopeful that it will be able to emerge from bankruptcy on an expedited basis with a confirmed plan of reorganization.

To ensure that Accuride will continue conducting its business in the ordinary course without interruption, the Company has secured a $50 million “debtor-in-possession” (DIP) credit facility to be provided by certain of its senior lenders and noteholders.  Such financing will provide peace of mind to Accuride’s customers and suppliers and allow the Company to maintain or restore normal trade terms with suppliers.

“Accuride’s debt restructuring efforts are designed to create a sustainable capital structure that will support greater profitability and solidify the Company’s position as the market leader in its product categories,” said Bill Lasky, Accuride’s President, CEO, and Chairman of the Board.  “Accuride expects to quickly emerge from Chapter 11 having rationalized its capital structure and de-levered its balance sheet.  I believe this restructuring transaction maximizes our financial flexibility and positions Accuride for future growth.”

Forward-looking statements

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride’s expectations, hopes, beliefs and intentions with respect to the proposed restructuring transaction and its proposed new capital structure.  Accuride’s actual future results could differ materially from those expressed or implied in such forward-looking statements, and such statements are subject to a number of risks, uncertainties and other factors.  These factors include, among other things, whether Accuride is able to obtain bankruptcy court approval for the restructuring transaction, potential loss of support for the restructuring transaction by the senior lenders or noteholders, non-acceptance of the restructuring transaction by other Accuride stakeholders, delays in the confirmation or effective date of the restructuring transaction, failure to meet certain restructuring transaction objectives and milestones, otherwise being unable to consummate the restructuring transaction and whether Accuride determines that another restructuring alternative provides greater value to Accuride and its stakeholders.  In addition, such statements are subject to the impact on Accuride’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride’s Securities and Exchange Commission filings, including those described in Item 1A of

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Accuride’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Any forward-looking statement reflects only Accuride’s belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements.  Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

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